UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SILVERADO GOLD MINES LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0045034
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

1111 West Georgia Street, Suite 1820
Vancouver, British Columbia, Canada	V6E - 4M3
(Address of principal executive offices)	(Zip Code)

2009-III Equity Compensation Plan
(Full title of the plan)

Garry L. Anselmo, President
1111 West Georgia Street, Suite 1820
Vancouver, British Columbia, Canada
(604) 689-1535

copies to:

John Tishbi, Esq.
Fulbright & Jaworski, LLP
555 South Flower Street, 41st Floor
Los Angeles, California 90071
(213) 892-9200
(Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock	120,000,000	$0.007	$840,000	$46.87

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid and asked price of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on December 15, 2009.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.             Plan Information

                          The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II herein, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.             Registrant Information and Employee Plan Annual Information

                          Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), and any other documents required to be delivered to eligible employees pursuant to Rule 428(b), are available without charge by contacting: Corporate Secretary, Silverado Gold Mines Ltd., 1111 West Georgia Street, Suite 1820, Vancouver, British Columbia, Canada V6E-4M3, (604) 689-1535.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference

                          The following documents are hereby incorporated by reference into this Registration Statement:

                          (a)      The Annual Report on Form 10-KSB for the fiscal year ended November 30, 2008, filed by the Registrant with the Commission on March 16, 2009.

                          (b)      The Current Report on Form 8-K filed with the Commission on December 31, 2008.

                          (c)      The Current Report on Form 8-K filed with the Commission on January 8, 2009.

                          (d)      The Current Report on Form 8-K filed with the Commission on January 14, 2009.

                          (e)      The Annual Report on Form 10-KSB for the fiscal year ended November 30, 2007, filed by the Registrant with the Commission on February 28, 2008, as amended and filed with the Commission on January 23, 2009.

                          (f)      The Quarterly Report on Form 10-QSB for the quarterly period ended February 29, 2008, filed with the Commission on April 14, 2008, as amended and filed with the Commission on January 23, 2009.

                          (g)      The Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 2008, filed with the Commission on July 15, 2008, as amended and filed with the Commission on January 23, 2009.

                          (h)      The Quarterly Report on Form 10-QSB for the quarterly period ended August 31, 2008, filed with the Commission on October 20, 2008, as amended and filed with the Commission on January 23, 2009.

                          (i)      The Current Report on Form 8-K filed with the Commission on March 31, 2009.

                          (j)      The Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2009, filed with the Commission on April 14, 2009.

                          (k)      The Current Report on Form 8-K filed with the Commission on May 12, 2009.

                          (l)      The Current Report on Form 8-K filed with the Commission on June 3, 2009.

                          (m)      The Current Report on Form 8-K filed with the Commission on June 10, 2009.

                          (n)      The Current Report on Form 8-K filed with the Commission on June 30, 2009.

                          (o)      The Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2009, filed with the Commission on July 15, 2009.

                          (p)      The Current Report on Form 8-K filed with the Commission on October 6, 2009.

                          (q)      The Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2009, filed with the Commission on October 15, 2009.

                          (r)      The Current Report on Form 8-K filed with the Commission on October 30, 2009.

                          (s)      The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 10, originally filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) under SEC File No. 0-12132 on May 11, 1984, including all amendments or reports filed for the purpose of updating such description.

                          (t)      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.             Description of Securities

                          Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.             Interests of Named Experts and Counsel

                          Not applicable.

Item 6.             Indemnification of Directors and Officers

                          The officers and directors of the Registrant are indemnified as provided by the Business Corporations Act of British Columbia (the “BC Act”) and the Articles of the Registrant.

                          The BC Act provides that a company may indemnify a person who is a director or former director of the company, or as a director or former director of a corporation of which the company is or was a shareholder and the person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil or criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if: the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director; and; in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing the person’s conduct was lawful.

                          The Articles of the Registrant provide that, subject to the provisions of prevailing British Columbia law, the Registrant shall indemnify a director or former director of the Registrant and the Registrant may indemnify a director or former director of a corporation of which the Registrant is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually or reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the Registrant or a director of such corporation, including any action brought by the Registrant or any such corporation. Each director, on being elected or appointed, shall be deemed to have contracted with the Registrant on the terms of the foregoing indemnity.

                          The Articles of the Registrant also provide that, subject to prevailing British Columbia law, the directors may cause the Registrant to indemnify any officer, employee, or agent of the Registrant or a corporation of which the Registrant is or was a shareholder (notwithstanding that he may also be a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee, or agent of the Registrant or such corporation. In addition, the Registrant shall indemnify the secretary and any assistant secretary of the Registrant if he is not a full-time employee of the Registrant and notwithstanding that he may also be a director and his heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the secretary by the BC Act or the Articles of the Registrant and the secretary and assistant secretary shall, upon being appointed, be deemed to have contracted with the Registrant on the terms of the foregoing indemnity.

                          The failure of a director or officer of the Registrant to comply with the provisions of the BC Act or the Articles of the Registrant will not invalidate any indemnity to which such director or officer is entitled.

                          It is the position of the Commission that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.             Exemption from Registration Claimed

                          Not applicable.

Item 8.             Exhibits

4	2009-III Equity Compensation Plan

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney (included in signature page)

Item 9.             Undertakings

                          The undersigned Registrant hereby undertakes:

                          (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed herein or any material change to such information herein;

                          (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                          (4)      That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;

                          (5)      For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                          (6)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on this 11th day of December 2009.

SILVERADO GOLD MINES LTD.

By:	/s/ Garry L. Anselmo
Garry L. Anselmo,
Chief Executive Officer (Principal
Executive Officer)

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Garry L. Anselmo his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 11, 2009.

/s/ Garry L. Anselmo
Garry L. Anselmo	Director

/s/ Donald Balletto
Donald Balletto	Director and Chief Financial Officer

/s/ Robert M. Dynes
Robert M. Dynes	Director

/s/ Stuart C. McCulloch
Stuart C. McCulloch	Director

EXHIBIT 4

2009-III EQUITY COMPENSATION PLAN

EXHIBIT 5

OPINION OF COUNSEL

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM